The contract is registered
# 03.3/154
August 06, 2007.

Residential investment contract
      To construction of tenement dwelling house, Kurortniy boulevard, Khostinskiy district, Sochi city.

Between Administration of Sochi city in name of Deputy of Mayor of Sochi city
Velichko Pavel Your’evich from one side and LTD “Somo”, in name of director Plavnik Roman Genrikhovich, from the other.

The additional agreements to the contract are registered:
#____________
“_______”2000_
#____________
“_______” 2000_

The Administration of Sochi city, named hereinafter “Administration”, in name of Deputy of Mayor of Sochi city Velichko Pavel Your’evich, operating on basis of Sochi city Regulation and Resolution of Mayor of Sochi city from March, 28, 2005 #1180 “About additional measures for stimulating of investment in Sochi city” from one side,
LTD “Somo” in name of director Plavnik Roman Genrikhovich, operating on basis of Regulation, named hereinafter “Investor” from the other side, named hereinafter at joint naming “Sides”, on groung of appeal from________#________ conclude this contract, named hereinafter “Contract”, about following:

1.	Terms and their interpretation

The terms, used in this Contract have the following meanings:
Residential investment project (Project) – foundation of economical advisability, range and terms of fulfillment of capital investments , included necessary project-estimate documentation, worked out according the legislation of Russian Federation and normative and rules, approved in established order and description of practical actions on fulfillment of capital investment (business-plan)

The object of investment (Object) – tenement dwelling house, Kurortniy boulevard, Khostinskiy district, Sochi city, by approximate area of 15 791 (fifteen thousand seven hundred ninety one)sq. m., for construction of f which, Investor directs his own and/or obtained funds.
Investment – cash resources, securities, the other property, including property rights, the other rights, having monetary evaluation, investing in object of business and/or another activity in order of profit earning and/or achieving another avail effect.
Administrative document – administrative act of organ or official person of administration, which is sufficient ground for realization of arrangements within the Project, according operating order.
Technical documentation – the specified number of project and technical for complete volume of work and services, necessary for fulfilling the construction and putting into operation, working out according to constructive normative and rules (CNR), operating in Russian Federation.
Executive documentation – full specified number of Project documentation (text and graphic materials) with changes, clarities and additions, introduced into it, made during the works, reflecting the physical condition of the object on the moment of putting it into operation with the supplement of all necessary documents, provided by Constructive normative and Rules.
Building yard (Yard) – the site for construction of buildings and structures of the Object or it’s parts, assigned in established order for the whole period of construction.
Total area of the Object – the sum of areas (usable, for general use, for engineering purpose) of all floors,( including technical, basement and attic), measured along the inner surface of walls.
Actual living area of the Object- total area of the dwelling flats (housing resources)
Total area of commercial immovable – total area of the objects of nutrition, municipal servicing, hotel-entertaining purpose)
Total non-living area – total area of non-living (uninhabitable) apartments, including usable area, for general use, ( fight of stairs, entryways, elevators and so on), engineering purpose apartments, areas of build-in parking places, basements, attics.
Approximate investment range – investment range, necessary and sufficient for realization of Project.
Parcel of land – according the demands of p.6 of Land code of Russian Federation – the part of land surface (including soil layer), confines of which are described and proved in established order, total area – 3 706 sq.m. (three thousand seven hundred and six), situated nearby #105/5, Kurortniy boulevard, Khostinskiy district, Sochi city, Krasnodar region, Russian Federation. Cadastre #:23:49:03 02 031:0093.
The Investor takes on lease the Parcel of land according the Contract on tenancy from 22.05.2006, #4900003888  to 01.03.2011.
1.1. 14. Contract – this contract with all the supplements, additional Agreements to the Contact, registered and signed in established order by representatives of Sides in term of Contract.
1.1.15. Investor – operating according the legislation of Russian Federation legal person, carrying out the financing and organization of the whole Investment project for his own, borrowed and obtained funds.
1.2. The other terms and concepts, used in this Contract, have strict sense, if the Sides don’t specify another meaning.

2. The subject of the Contract.

2.1. The Investor obliges to fulfill the construction of the Object on the Parcel by his own and/or obtained funds in the context of realization of investment project.

The term of completion of the construction – 2 quarter of 2009.
2.2. The final area of construction, type, number of stories of a building, nomenclature and configuration of apartments in designed building and the term of putting into operation and also the necessary rate of investment are determined by confirmed project documentation under established order and having come to agreement between Sides in Additional contract to this contract.
2.3. According the conditions of this Contract, the Investor by his own and/or obtained funds provides design, construction, putting into operation of the Object. The investment rate is  defined more exactly in accordance with project-estimate documentation, proved in established order and is confirmed by corresponding additional agreements to this Contract.
2.4. The Investor takes part in development of social, engineering and transport infrastructure of Sochi city by passing in municipal property of 9,4% (nine whole number, four tenth percent) of total area of the Object.
2.5. 90,6% (ninety whole number six tenth percent) of total area of the Object passes into ownership of the Investor.
2.6. The concrete property which are to be passed into Investor’s ownership on the final analysis of realization of the Project is determined on basis of act about Project realization results, signed by the Sides.
2.7. If during the realization of the Contract, the Investor provides extension of areas, supposed in Contract, practically formed area are distributed in the same proportions as the main area.
2.8. The registration of property rights of the Sides upon the results of realization of the Contract is done according the Federal law of Russian Federation from 21.07.1997 #122-ФЗ “About state registration of rights on immovable property and bargains with it”
2.9. After finishing the construction and putting into operation of the Object , the Investor sells not less the 10%(ten percent) of created areas with obtaining of municipal operator on realization of priority national project: “Available and comfortable dwelling – to citizenry of Russia”
2.10 The conditions of this Contract are distributed, within the term of the Contract, on all the built on the Parcel constructions and structures , not depending of terms of their erection and putting into operation
2.11 The Investor has the priority right to buying of share in Administration property, provided by this Contract. Stated acquisition can be realized from the moment of the signing of the Contract under prices, came into agreement by the Sides.
2.12. Right to using land after putting the Object into operation are determined by legislation of Russian federation.
3. Terms and stages of the works upon the Contract.

3.1. The first stage.
Content of the works of first stage:
3.1.1. Working out, concordance and proving the preproject and project-estimate documentation at the expense of Investor and/or obtained funds in established order.
3.1.2. Getting the construction  permit by established  order, pointed out in 1.1.2. of this Contract.
3.1.3. Fulfillment of Technical conditions by established order at the expense of the Investor.
3.1.4. Preparing of the Building yard for construction of the Object.

The beginning of the stage – entry into force this Contract.
The finishing of the stage – getting the construction permit.
The duration of the stage – not longer than 9(Nine) months from the signing of the Contract.

3.2. The second stage.
Content of the works of the second stage:
Execution of construction and other works, necessary for putting the Object into operation.
The duration of the stage is determined on basis of project documentation, according to CNandR and approved by sides by Additional agreement to the contract.
The beginning of the stage – getting the construction permit.
The finishing of the stage – getting putting into operation permit.

3.3. The third stage.
Content of works of the third stage:
-	regulation of disputes and claims;
-	the signing by Sides of Act about the results of Investment project realization;
-	registration of property rights of the Investor in accordance with the Contract.
The beginning of the stage – getting putting into operation permit.
The finishing of the stage – registration of property rights of the Investor to accomplished construction objects.
The final term of realization of the Contract is defined by the Sides more exactly after getting by established order entire legal, starting- permitting and project documentation on basis of Construction normative and Rules and mentioned in additional agreement to this Contract.
3.4. In case of untimely execution of obligations of Sides, according to this Contract in part of term of realization of Investment project, the term of the realization of the stages, change in proportion by additional agreement between the Sides.

4. Obligations of the Sides.

4.1. The Administration obliges:
4.1.1. To render the Investor assistance in realization of the project in the questions of the Administration competence, including the providing the preparation and ratification of administrative documentation, necessary for realization of the Project within the legislation of Russian Federation.
4.1.2. After putting the Object into operation and fulfilling all the obligations of Sides upon realization of Investment project, to provide the registration of act about the results of Investment project realization by established order under condition of providing by the Investor all the necessary documents.

4.2. The Investor obliges:
4.2.1. To provide the guarantees to the Administration according the p.6 of this Contract in two months from the moment of signing of the contract.

4.2.2. To work out, come to agreement and approve in established order preproject and estimate-project documentation at the expense of his own and/or obtained funds, and to produce it to Administration during the term, stated in p.3.1. of this Contract.
4.2.3. To provide the financing and realization of the Investment project in full range at the expense of his own and/or obtained funds  according the obligations of the Contract and putting the objects to Commission on putting the objects into operation.
4.2.4. To provide the month’s, not later than 15th of month, following the current one, covered in report, presentation to the Sochi Administration(in name of department of city development) of report about fulfilled works, provided by p.p.3.1,3.2 of the Contract.
4.2.5. To fulfill the construction by concluding the general contract and putting the objects into operation in terms, determined by this Contract and with quality according the CN&R.
4.2.6. To recommend to building, project, real state organizations to be registered in Tax department of Sochi in established order.
4.2.7. To fix the wages at recommended by Administration rate, according the corresponding legal-normative acts.
4.2.8. To assign the areas, determined by p.2.4. of the Contract in municipal property.
4.2.9. To provide at his own expensive the payment and fulfillment of Technical Conditions in established order.
4.2.10. After the concluding the Contract at his own or obtained funds to provide the fulfilling of the conditions of mastering and maintenance of building yard, according the established normative and rules, including providing the guarding and safety of property, cleaning of building yards and the street, bordering them.
4.2.11. Don’t use the objects at the purposes, not determined by the Contract.
4.2.12. To make the decision about the form of management of property complex in case of obtaining the funds of co-investors.
4.2.13. To provide at the expense of his own or obtained funds the engineering preparation of the territory according the Technical Conditions.
4.2.14. To provide at his own or obtained expensive the financing of certification of buildings .
4.2.15. To render to the Administration all the project documentation and provide the easy access to the territory of building yard
4.2.16. To provide the registration of property rights at his own or obtained funds in established order.

4.3. The Sides oblige:
4.3.1. Not to operate to the prejudice of one another and to promote the cooperation with the third Sides.

5. The term of Contract.
This Contract comes into force from the moment of the signing and is acting until the Sides fulfill their obligations according the Contract.

6. Insurance arrangements.
 Additional guarantee of fulfilling of obligations, conditions and duties according the Contract in fixed term and proper quality is Investor’s rendering of Insurance arrangements according the Resolution of City Meeting of Sochi #350, November, 21, 2005 “About obligatory property insurance of city Administration under Investment contracts”

7. Transfer of rights according the Contract.
7.1. The Investor has right to transfer his rights and obligations according this Contract to the third persons in case of taking obligations, conditions and duties of the Contract upon themselves pro rata of taking part in the realization of the Investment project without the prolongation of term of construction of the object.
7.2. Transfer of rights and obligations according the Contract is registered by contract, which is concluded between Investor and co-investor under the demands of current legislation.

8. Changes and termination of the Contract.

8.1. The contract can be changed under the written agreement of Sides.
8.2. The Contract is terminated:
                                                      - under agreement between the Sides.
                                                      - under Arbitral court decision
                                                      - under fulfilling of Sides  all the Contact
obligations, finishing of accounts and registering of property relations according the Act about the results of realization of Investment project.
8.3. The Administration has right to terminate the Contract in unilateral way in case of non-fulfillment of p.p.4.2.1.-4.2.4 of the Contract.
8.4. The Sides have right to demand on termination of the Contract in Arbitral court of Krasnodar in case of non-fulfillment of obligations by each side according the conditions of the contract, inform the other Side in written form the month before.

9. Responsibility of Sides.
9.1. The Sides are responsible under their obligations according the current legislation of Russian Federation.
9.2. In case of  non-observance of term  of fulfillment of first stage of works by Investor (p.3.1), the Administration has right to recover from Investor the fortreit in range of one fixed by law minimal rate of wage per every sq.m. of total area of the Object per every full calendar month of delay.

10. Force majeur.
10.1. The Sides are off the full or partly non-fulfillment of obligations, according the Contract, if it is caused by action of circumstances of the force-majeur – extraordinary unavoidable forces under these conditions, including; natural phenomenon (earthquake, flood and so on), action of outside objective factors (military operation, epidemic or other events, which are beyond the rational control of Sides), in time of these circumstances, if they directly influenced on fulfillment of the Contract..
In the case when the Side, which cannot fulfill the obligations because of force-majeur, doesn’t inform the other Side in written form in 10 days about such circumstances, this Side losses the right to refer to these circumstances as force-majeur.

10.2. If force-majeur lasts more than six months, the Side has right to refuse of prolongation of the Contract without paying penalty and (or) fortreit, to do all the efforts to make the payments and cut down the damage of the other Side.

11. The settlement of litigations.
11.1. The Sides are to do their best for settlement of litigations and difficulties, connected with the Contract, by negotiations.
11.2. In case of non-coming to agreement between Sides, the dispute is under the jurisdiction of Arbitration of Krasnodar region according the legislation of Russian Federation.

12. Final regulations.
12.1. Any information about financial position of Sides  and conditions of the Contract is confidential and is not to be made public.
12.2. At one time with the signing of the Contract, the Sides nominate their representatives upon the Contract, determine their competence and inform each other.
12.3. All the Acts and additions , taken by Sides after the signing of Contract are it’s integral part.
12.4. The Sides are to inform each other about changes in payment and post requisites immediately.
12.5. The Contract is worked out in Russian in two copies, which have equal legal force, one copy for each Side.
12.6. Decisions of the questions, which are not fixed in the Contact, are made according the current legislation of Russian Federation.

13. Requisites and signatures of the Sides.

Administration of Sochi city                        LTD “Somo”
Address: 26, Sovetskaya str.,                  Address: 46, Constituzii str, Sochi.
Sochi city,354061                                    ID number:2320142618
ID number:2320037148                           КПП232001001
S/account # 4020481000000000001    S/account40702810103010000500 in
РКЦ of Sochi                                              FCB “Moskovskiy Captal”
БИК: 040396000                                          Sochi city
Personal account- 007022830                    БИК 040396534
Financial board of
Financial, budget and control Department          Director of “Somo”
Krasnodar region in Sochi city                    (signature)(legal seal) .Plavnik
Deputy Mayor of Sochi
(Signature) (legal seal) Velichko